SIXTH Amendment to Credit Agreement

This SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of March 6, 2014 by and among Bacterin International, Inc., a Nevada corporation (the “Borrower”), BACTERIN INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Holdings”), and ROS Acquisition Offshore LP, a Cayman Islands Exempted Limited Partnership (the “Lender”).

WHEREAS, the Borrower and the Lender are party to that certain Credit Agreement, dated as of August 24, 2012 (as amended by that certain First Amendment to Credit Agreement, dated as of May 16, 2013, as further amended by that certain Waiver and Second Amendment to Credit Agreement, dated as of August 12, 2013, as further amended by that certain Waiver and Third Amendment to Credit Agreement, dated as of August 12, 2013, as further amended by that certain Fourth Amendment to Credit Agreement, dated as of August 30, 2013, and as further amended by that certain Waiver and Fifth Amendment to Credit Agreement, dated as of November 14, 2013, the “Credit Agreement”), pursuant to which the Lender has extended credit to the Borrower on the terms set forth therein;

WHEREAS, the Borrower has advised the Lender that it opened a new Deposit Account (as such term is defined in the Security Agreement) with Silicon Valley Bank (Account #3301057621, the “Replacement SVB Account”) to replace an existing Deposit Account with Silicon Valley Bank due to fraudulent activity in the existing Deposit Account but did not cause Silicon Valley Bank to amend its existing Control Agreement (as such term is defined in the Security Agreement) to specifically include the Replacement SVB Account as required by Section 4.1.2(a) of the Security Agreement, and therefore an Event of Default may have occurred under Section 9.1.4 of the Credit Agreement (the “Possible Default”);

WHEREAS, the Borrower has requested that the Lender waive the Possible Default and amend the Credit Agreement, as more fully described herein; and

WHEREAS, the Lender is willing to waive the Possible Default and agree to such amendment, but only upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Definitions; Loan Document. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2.          Amendments to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by amending and restating the defined terms “Delayed Draw Closing Date”, “Delayed Draw Commitment Amount” and “Delayed Draw Commitment Termination Date” in their entireties to read as follows:

“Delayed Draw Closing Date” means the date of the making of the Delayed Draw Loan hereunder, which in no event shall be later than March 7, 2014.

“Delayed Draw Commitment Amount” means $4,000,000.

“Delayed Draw Commitment Termination Date” means the earlier to occur of (i) the Delayed Draw Closing Date (immediately after the making of the Delayed Draw Loan on such date) and (ii) March 8, 2014, if the Delayed Draw Loan shall not have been made hereunder prior to such date.

3.          Amendment to Section 3.2(b). Section 3.2(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) Commencing with the Fiscal Quarter ending on September 30, 2016, the Borrower shall, on the last Business Day of each Fiscal Quarter, unless waived by the Lender at least three Business Days prior to such date, make a scheduled principal payment of $1,666,667 (or such lesser amount as the Lender may specify at least three Business Days prior to such date) of the Initial Loan and $333,333 (or such lesser amount as the Lender may specify at least three Business Days prior to such date) of the Delayed Draw Loan, or, in each case if less, the remaining outstanding principal amount of such Loan.

4.          Deletion of Section 5.1.17. Each of Section 5.1.17 of the Credit Agreement and each reference thereto in the Credit Agreement is hereby deleted in its entirety.

5.          Waiver. The Lender hereby waives the Possible Default and agrees not to exercise any rights or remedies that may be available to it as a result of the occurrence thereof.

6.          Restricted Stock Grant. Holdings hereby agrees to grant and issue to the Lender, and the Lender hereby accepts, as consideration for the Lender agreeing to execute this Amendment, and for no additional consideration, 1,500,000 shares of the common stock of Holdings (the “Shares”), which shall be issued by Holdings to the Lender in certificated form as soon as reasonably practicable, but in any event on or prior to March 28, 2014, subject to the last sentence of this Section 6. The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and will not be able to be transferred by the Lender, other than pursuant to an effective registration statement, or exemption from registration requirements under the Securities Act and other applicable securities laws, and will contain a legend to that effect. Issuance of the Shares requires additional listing approval by the NYSE MKT exchange, and Holdings shall use its reasonable best efforts to obtain such approval as soon as reasonably practicable. If such approval is not received prior to March 28, 2014, then in lieu of issuing the Shares to the Lender, the last two sentences of Section 3.2 of the Credit Agreement shall hereby automatically be amended and restated in their entirety to read as follows:

At such time as the Borrower pays, prepays or repays, or is required to pay, prepay or repay, any principal amount of the Loans, whether on the Maturity Date or otherwise, whether voluntarily or involuntarily (if involuntarily, whether required by this Agreement, the Royalty Agreement or any other Loan Document) and whether before or after acceleration of the Obligations, including without limitation any payment pursuant to any provision of this Section 3.2, the Borrower shall pay to the Lender a fee in the amount equal to 8.5% of the aggregate principal amount of such payment, prepayment or repayment. For the avoidance of doubt, any such fees paid by the Borrower to the Lender shall not be included in clause (ii) of the definition of “Recovered Amount” for purposes of the Royalty Agreement.

7.          Conditions to Effectiveness of Amendment. This Amendment, including the Lender’s consent to the Waiver in Section 5, shall become effective upon receipt by the Lender of (i) a Loan Request for the Delayed Draw Loan, duly executed and delivered by the Borrower pursuant to Section 2.3 of the Credit Agreement, (ii) a Closing Date Certificate, duly executed and delivered by the Borrower, (iii) a solvency certificate, in form and substance satisfactory to the Lender, duly executed and delivered by each of the Borrower and Holdings, and (iv) counterpart signatures to this Amendment, duly executed and delivered by each of the Borrower and Holdings.

8.          Condition to Effectiveness of Waiver. To induce the Lender to agree to the terms of Section 5, the Borrower agrees that it shall cause a Control Agreement to be executed for the Replacement SVB Account by March 14, 2014, such Control Agreement to be in form and substance satisfactory to the Lender (the “Condition”). The failure by the Borrower to satisfy the Condition shall be an immediate Event of Default.

9.          Expenses. The Borrower agrees to pay on demand all expenses of the Lender (including, without limitation, the fees and out-of-pocket expenses of Covington & Burling LLP, counsel to the Lender, and of local counsel, if any, who may be retained by or on behalf of the Lender) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and the transactions contemplated hereby.

10.         Representations and Warranties. The Borrower and Holdings each represents and warrants to the Lender as follows:

(a)          After giving effect to this Amendment, the representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement or any other Loan Document shall, (i) with respect to representations and warranties that contain a materiality qualification, be true and correct in all respects on and as of the date hereof, and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date hereof, and except that the representations and warranties limited by their terms to a specific date shall be true and correct as of such date.

(b)          After giving effect to this Amendment, no Default or Event of Default under the Credit Agreement will occur or be continuing.

(c)          The authorized capital stock of Holdings, as of immediately prior to the date hereof, consists of (i) 95,000,000 shares of common stock, par value $0.000001 per share, 53,358,458 of which are issued and outstanding as of February 27, 2014, and (ii) 5,000,000 shares of preferred stock, par value $0.000001 per share, none of which are issued and outstanding as of the date of this Amendment.

(d)          Other than (i) up to 9,000,000 shares of common stock reserved for issuance pursuant to the Equity Incentive Plan of Holdings, (ii) an option to purchase 2,000,000 shares of common stock granted outside of the Equity Incentive Plan, and (iii) warrants to purchase 11,660,603 shares of common stock, except as granted pursuant to this Amendment, as of the date of this Amendment, there are no outstanding options, warrants, phantom equity, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from Holdings of any of its securities.

(e)          All issued and outstanding shares of Holdings’ common stock and preferred stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(f)          The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate of Incorporation of Holdings (the “Charter”). When issued in compliance with the provisions of this Amendment, the Charter and applicable law, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Lender; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws or as otherwise required by such laws at the time a transfer is proposed. The issuance of the Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. Holdings has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock. Except for (i) the warrants issued in connection with Holdings’ issuance of common stock on June 10, 2013, and (ii) the warrants issued in connection with bridge financings in 2009 and 2010, the issuance of the Shares pursuant to this Amendment will not result in any change to the exercise price, conversion price, conversion rate, or number of shares of Holdings’ capital stock issuable upon the exercise or conversion of any of Holdings’ capital stock, options, warrants or other rights to acquire the Holdings’ capital stock.

11.         No Implied Amendment or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Lender under the Credit Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Credit Agreement or the other Loan Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Lender to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

12.         Waiver and Release. TO INDUCE THE LENDER TO AGREE TO THE TERMS OF THIS AMENDMENT, THE BORROWER AND HOLDINGS EACH REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:

(a)          WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF; AND

(b)          RELEASES AND DISCHARGES THE LENDER, ITS AFFILIATES AND ITS AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH THE BORROWER EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

13.         Counterparts; Governing Law. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of such when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BACTERIN INTERNATIONAL, INC., as the Borrower

By:	/s/ John P. Gandolfo
Name:	John P. Gandolfo
Title:	Chief Financial Officer

BACTERIN INTERNATIONAL HOLDINGS, INC., as Holdings and a Guarantor

By:	/s/ John P. Gandolfo
Name:	John P. Gandolfo
Title:	Chief Financial Officer

ROS Acquisition Offshore LP, as the Lender
By ROS Acquisition Offshore GP Ltd.,
its General Partner
By OrbiMed Advisors LLC,
its investment manager

By:	/s/ Samuel D. Isaly
Name:	Samuel D. Isaly
Title:	Managing Member

Signature Page to Sixth Amendment to Credit Agreement